SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report August 25, 2003

(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904

(Address of Principal Executive Offices) (Zip Code)

(425) 951-1200

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

SonoSite, Inc. (the “Company”) has entered into a Third Amendment to Rights Agreement, dated as of August 25, 2003, with EquiServe Trust Company, N.A., the successor in interest to First Chicago Trust Company of New York (“EquiServe”), which amends the Rights Agreement, dated as of April 6, 1998, and as subsequently amended on August 8, 2001 and October 24, 2001, between the Company and EquiServe (as amended, the “Rights Plan”).

The Rights Plan has been amended to (a) change the ownership threshold triggering the Rights Plan from 15% to 20%, (b) eliminate a provision that previously limited the ability of the board of directors to redeem the rights issued under the plan in certain circumstances, (c) provide for review of the Rights Plan by the Company’s Nominating and Corporate Governance Committee every three years, (d) change the reference date for pricing of the rights from April 6, 1998 to August 25, 2003, and (e) make other technical amendments to the Rights Plan.

The foregoing summary description of the amendment to the Rights Plan is not intended to be complete and is qualified in its entirety by reference to the Third Amendment to Rights Agreement, a copy of which is attached hereto as Exhibit 4.1.

Item 7(c).	Exhibits

4.1	Amendment to Rights Agreement, dated as of August 25, 2003, by and between SonoSite, Inc. and EquiServe Trust Company, N.A., the successor in interest to First Chicago Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	August 25, 2003	By:	/s/ MICHAEL J. SCHUH
Michael J. Schuh Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment to Rights Agreement, dated as of August 25, 2003, by and between SonoSite, Inc. and EquiServe Trust Company, N.A., the successor in interest to First Chicago Trust Company.